UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2022

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, San Diego, California	92106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on March 19, 2021, pursuant to a purchase and option agreement, dated as of November 11, 2020 (the “Purchase and Option Agreement”), between Nuvve Holding Corp. (the “Company”) and EDF Renewables, Inc. (“EDF Renewables”), EDF Renewables exercised its option to sell $2,000,000 in shares of the Company’s common stock back to the Company at a price per share of $14.87 (the average closing price over the five trading days preceding the date of exercise), for an aggregate of 134,499 shares (the “Shares”). Effective as of April 23, 2021, the parties consummated the sale of the Shares. Gregory Poilasne, the Company’s Chairman and Chief Executive Officer, and Ted Smith, the Company’s President and Chief Operating Officer, committed to repurchase such Shares from the Company at the same price the Company paid for them (or $14.87 per share). Such repurchase was to take place within 12 months (by April 23, 2022). On April 22, 2022, Mr. Smith purchased $400,000 of the Shares from the Company at a price of $14.87 per share, for an aggregate of 26,900 Shares, representing his portion of the Shares.

On May 2, 2022, effective as of April 23, 2022, the Company agreed to revise Mr. Poilasne’s commitment to provide him additional time to complete the purchase of his portion of the Shares. Under the revised commitment, Mr. Poilasne will purchase the remaining $1,600,000 of the Shares from the Company at a price of $14.87 per share, for an aggregate of 107,599 Shares, by June 15, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2022	NUVVE HOLDING CORP.

	By:	/s/ Gregory Poilasne
Gregory Poilasne
Chairman and Chief Executive Officer

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